Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-41576 on Form N-2 of our report dated September 29, 2000 to the Board of Directors and Shareholders of Mercury Senior Floating Rate Fund, Inc., and our report dated September 29, 2000 to the Board of Trustees and Investors of Master Senior Floating Rate Trust, which appear in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey October 3, 2000